UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2014

HCi VioCare
Exact name of registrant as specified in its charter

Nevada	000-53089	30-0428006
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Centrum Office, 38 Queen Street, Glasgow, U.K.	G1 3DX
(Address of principal executive offices)	(Zip Code)

(0808) 178 4373
Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 4.  MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS

Item 4.01  Changes in Registrant’s Certifying Accountant

(a) Previous independent registered public accounting firm

On or about June 20, 2014, HCi VioCare (the "Company") formally informed Keith K. Zhen, CPA (“Zhen”) of their dismissal as the Company’s independent registered public accounting firm.

As the Company does not have an audit committee, the decision to change principal accountants was approved by the Company's Board of Directors.

None of the reports of Zhen, on the Company's financial statements for the past year or subsequent interim periods contained an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles except to indicate that there was substantial doubt about our Company’s ability to continue as a going concern.

There were no disagreements between the Company and Zhen, for the most recent fiscal year and any subsequent interim period through June 20, 2014 (date of dismissal) on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Zhen, would have caused them to make reference to the subject matter of the disagreement in connection with its report.

The Company has requested that Zhen furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements.

(b) New independent registered public accounting firm

On, or about June 25, 2014 the Company engaged Anderson Bradshaw PLLC (“AB”) as its principal accountant to audit the Company's financial statements as successor to Zhen. During the Company's two most recent fiscal years and through June 25, 2014, the Company has not consulted with AB regarding the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, nor did AB provide advice to the Company, either written or oral, that was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue.

Further, during the Company's two most recent fiscal years or through June 27, 2014, the Company has not consulted the entity of AB on any matter that was the subject of a disagreement as that term is defined in Item 304(a)(1) (iv) of Regulation S-K., or a reportable event.

Item 4.02   Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

As a result of a review of our Company’s transactions, subsequent to our filing of a Form 10-Q for the interim period ended March 31, 2014, we identified certain errors that have a material impact on our previously issued financial information contained in the Form 10-Q for the period ended March 31, 2014 filed with the Securities and Exchange Commission on May 20, 2014.

In performing these reviews our Company discovered that certain line items in our balance sheet, statement of operations and statement of cash flows had material changes that were required. These items pertained to the treatment of the acquisition of certain technology from a related party during the reporting period. Specifically, we had incorrectly capitalized the acquisition of a patented technology known as “Socket-Fit” acquired from Dr. Christos Kapatos, an officer and director of the Company and/or its subsidiary, in the amount of $625,000 (before amortization), when in fact, Dr. Kapatos’ predecessor cost was determined to be zero, and therefore, the Company should have expensed the acquisition cost as at the date of the transaction.  The net loss for the period ended March 31, 2014 will increase from prior reported amounts by approximately $622,405 and the Company’s reported assets will decrease by $622,405. We have discussed these issues with our independent accountants and are working with them to ensure additional reviews of our proposed amended disclosure.

The Company plans to file a further amendment to the Quarterly Report on Form 10-Q for the period ended March 31, 2014, in order to accurately determine the impact on the quarterly period.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description
16.1	Letter from Zhen dated June 27, 2014 regarding change in certified accountant.	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HCi VioCare

Dated: June 27, 2014	By:	/s/ Sotirios Leontaritis
	Name:	Sotirios Leontaritis
`	Title:	President, Treasurer, CEO, and Director